Exhibit 24.2

Power of Attorney

I, the undersigned director of Brookfield Real Estate Income Trust Inc., hereby severally constitute Manish H. Desai, Dana E. Petitto, and Michelle L. Campbell and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacity indicated below, the Registration Statement on Form S-11 (No. 333-255557) and any and all amendments thereto, including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in my name and in my capacity as a director to enable Brookfield Real Estate Income Trust Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Signature	Title	Date

/s/ Robert L. Stelzl Robert L. Stelzl	Director	April 5, 2023